Exhibit 99.1

HOLOGIC AND GEN-PROBE PROVIDE UPDATE ON

PENDING TRANSACTION

Carl Hull, Gen-Probe Chairman & CEO, to serve as Senior Vice President and General Manager of

Hologic’s Combined Diagnostics Business

Integration Planning Well Underway

Hologic Provides Update on Senior Secured Credit Facility Launch, as well as

Preliminary Quarterly Financial Results

Bedford, Mass. and San Diego, Calif., July 11, 2012 – Hologic, Inc. (NASDAQ: HOLX) and Gen-Probe Incorporated (NASDAQ: GPRO) today provided an update regarding Hologic’s previously announced acquisition of Gen-Probe. Gen-Probe has scheduled a Special Meeting of Stockholders for July 31, 2012 to vote on the pending transaction with Hologic. Gen-Probe stockholders of record as of June 29, 2012 are entitled to vote at the Special Meeting. The transaction is expected to close on or about August 1, 2012.

Update on Integration:

Hologic and Gen-Probe today announced that Carl Hull, Chairman and Chief Executive Officer of Gen-Probe, has entered into an agreement to continue his employment with the combined company for a minimum period of 15 months. Mr. Hull will serve as senior vice president and general manager of the combined company’s Diagnostics business, which will include Gen-Probe’s current operations, as well as Hologic’s Diagnostics segment. Additional members of the Gen-Probe management team are also being offered ongoing employment arrangements with Hologic.

The companies also confirmed that integration planning efforts are well underway and continue to proceed as planned. Integration planning teams at both companies have made significant progress in identifying critical integration issues, establishing objectives and targeted synergies for each area of the combined business, and developing a timeline to achieve certain synergies, which also includes other key milestone dates and events. Hologic expects to implement critical phases of this integration process immediately following closing with additional phases continuing over the next 24 months.

“We are making great progress toward completing the acquisition of Gen-Probe, which will strengthen our growing diagnostics portfolio and advance our presence in the overall molecular diagnostics market,” said Rob Cascella, President and Chief Executive Officer of Hologic. “The global outlook for diagnostics is compelling and as a combined company we expect to capitalize on the significant opportunities in the market. Hologic and Gen-Probe have a comprehensive and robust integration plan that we believe will position the combined company to deliver on the financial, operational and strategic benefits of this acquisition. I am confident the integration implementation will be efficiently executed upon the closing of the transaction and that our combined teams and product lines will create significant value for all of our stakeholders.”

“As we move forward with the integration planning, I am confident that we will be able to achieve the expected benefits of this transaction,” said Carl Hull, Chairman and Chief Executive Officer of Gen-Probe. “The combined company will have an impressive new product pipeline and broader research and development capabilities, with a strong sales force and talented employees that will position Hologic for continued success in the fast-growing molecular diagnostics market. I am committed to working with Rob and our combined teams and fully expect a smooth integration.”

Update on Financing:

Hologic today also announced the launch of the syndication of its new committed senior secured credit facilities to be entered into in order to provide a significant portion of the financing in connection with its acquisition of Gen-Probe. These credit facilities are expected to be in an aggregate principal amount of $3.05 billion comprised of the following sources: a $1.0 billion tranche A term loan facility; a $1.75 billion tranche B term loan facility; and a $300 million revolving credit facility.

The allocation and amount of the anticipated senior secured credit facilities may be subject to adjustment, and the funding of the commitments for this financing is contingent on the satisfaction of certain conditions set forth in the previously disclosed Commitment Letter for the financing, including that there not having occurred, since December 31, 2011, an Acquired Business Material Adverse Effect (as defined in the Commitment Letter). The closing of each of these financing facilities is expected to take place concurrently with the completion of Hologic’s acquisition of Gen-Probe.

Hologic’s Preliminary Third Quarter Fiscal 2012 Financial Results:

In connection with the commencement of syndication efforts relating to the financing, Hologic today provided preliminary fiscal third quarter 2012 financial results and its full fiscal 2012 revenue and non-GAAP adjusted earnings per share (EPS) outlook.

Based on preliminary financial data, Hologic expects the following for the third quarter of fiscal 2012 as compared to the corresponding period in the prior year: (i) revenues of approximately $470 million as compared to $451.1 million; (ii) non-GAAP adjusted net income in the range of $90 million to $93 million as compared to $85.7 million; (iii) non-GAAP adjusted EPS in the range of $0.34 to $0.35 as compared to $0.32; and (iv) non-GAAP adjusted EBITDA of over $160 million as compared to $154.6 million (non-GAAP adjusted EBITDA is defined as non-GAAP adjusted net income plus: interest expense, net; income taxes; and depreciation and amortization, included in its non-GAAP adjusted net income).

Hologic is also reaffirming the low-end of its full year 2012 revenue guidance of $1.9 billion and its non-GAAP adjusted EPS range of $1.36 to $1.38, as previously provided. This guidance includes Hologic’s current operations and does not include the results of Gen-Probe.

Principal factors impacting the Company’s third quarter revenue results include a significant acceleration in the shift of orders from 2D digital mammography systems to its new Dimensions 3D breast tomosynthesis systems, as well as customer orders for Dimensions systems that were placed, but not shipped, during the third quarter of fiscal 2012. Hologic expects the majority of these orders to be installed in the fourth quarter of fiscal 2012. The customer site readiness requirements for tomosynthesis are more extensive than for the 2D systems and therefore the accelerated shift from 2D to 3D mammography orders has contributed to an initial delay in installations. Consequently, backlog of orders was stronger at the end of the third quarter than at the end of the second quarter.

Hologic noted that sales of its Dimensions 3D breast tomosynthesis system are exceeding expectations. As a result, Hologic noted the following key items:

•	Backlog and bookings for 3D mammography systems significantly increased as of June 23, 2012 as compared to March 24, 2012;

•	Hologic has reached over 45% of its two-year unit goal of 500 to 700 3D systems in the U.S. and, with units already in backlog, will meet the target of 60% of this range by the end of fiscal 2012.

Hologic’s fiscal third quarter non-GAAP adjusted EPS is expected to meet or exceed the guidance of $0.34 provided on April 30, 2012 as a result of favorable product mix and disciplined expense management.

The preliminary financial information presented in this news release represents estimates only, as Hologic has not completed its financial statements for its third quarter ended June 23, 2012 and its independent auditor has not commenced its review thereof. Actual results, therefore, may differ materially from those estimated. At this preliminary stage, Hologic does not have the financial data available to estimate its GAAP earnings. GAAP EPS may be affected by changes in ongoing assumptions and judgments relating to Hologic’s acquired businesses and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains (including expenses related to the Gen-Probe acquisition), all of which are excluded in the calculation of non-GAAP adjusted EPS as described in this press release. A detailed GAAP to non-GAAP reconciliation will be provided in Hologic’s third quarter fiscal 2012 operating results announcement on July 30, 2012. Hologic’s definitions of these non-GAAP financial measures, and the reconciliations of these measures to Hologic’s comparable GAAP financial measures for the third quarter of fiscal 2011, are set forth in the supplemental information attached to this press release. When analyzing Hologic’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

About Hologic:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic’s core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, breast magnetic resonance imaging, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia and uterine fibroids, osteoporosis assessment, preterm birth risk assessment, mini C-arm for extremity imaging and molecular diagnostic products including reagents for a variety of DNA and RNA analysis applications. For more information, visit www.hologic.com.

Hologic and Dimensions, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

About Gen-Probe:

Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective molecular diagnostic products and services that are used primarily to diagnose human diseases, screen donated human blood, and ensure transplant compatibility. Gen-Probe is headquartered in San Diego and employs approximately 1,400 people. For more information, go to http://www.gen-probe.com.

Gen-Probe and associated logos are trademarks and/or registered trademarks of Gen-Probe Incorporated and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about Hologic’s and Gen-Probe’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements about the timing of the completion of Hologic’s acquisition of Gen-Probe, the anticipated benefits thereof, including anticipated future integration of the two companies and the success of that integration, the expected permanent financing for the transaction, other of Hologic’s and Gen-Probe’s plans, objectives, expectations and intentions, Hologic’s guidance for its current fiscal year, and other statements that are not historical facts. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate,” or similar expressions (including their use in the negative), and include assumptions that underlie such statements. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure foreign anti-trust approvals in a timely manner or at all, and approval by Gen-Probe’s stockholders; uncertainties relating to litigation, including pending and future Gen-Probe shareholder lawsuits related to the proposed acquisition; successful completion of anticipated financing arrangements; Hologic’s ability to successfully and timely integrate Gen-Probe’s operations, product lines, technologies and employees, and realize synergies from the proposed transaction; unknown, underestimated or undisclosed commitments or liabilities; effects of purchase accounting that may be different from expectations; the level of demand for the combined company’s products; the ability of the combined company to develop, deliver and support a broad range of products, develop new products, expand its markets and/or develop new markets; and the ability of the combined company to attract, motivate and retain key employees. Moreover, the combined business may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors.

As noted above, Hologic’s guidance as to the results for its current fiscal year does not reflect any revenue or earnings from pending or future acquisitions, including its pending acquisition of Gen-Probe. In addition, Hologic may not generate expected revenues and may incur expenses or charges or realize income or gains in fiscal 2012 that could cause actual results to vary from its guidance. Risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: U.S., European and general worldwide economic conditions and related uncertainties; Hologic’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties regarding the availability or amount of reimbursement for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of Hologic’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; manufacturing risks, including Hologic’s reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; Hologic’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of Hologic’s products; risks associated with acquisitions, including without limitation, Hologic’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities, and the enhanced risks and challenges associated with Hologic’s recent acquisitions in China; the risk of adverse events and product liability claims; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by Hologic obsolete; competition; the risks of conducting business internationally, including the effect of exchange rate fluctuations on those operations; financing risks, including Hologic’s obligation to meet payment obligations and financial covenants under Hologic’s leases; and Hologic’s ability to attract and retain qualified personnel.

The risks included above are not exhaustive. Other factors that could adversely affect the combined company’s business and prospects are described in the filings made by Hologic and Gen-Probe with the SEC. Hologic and Gen-Probe expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

HOLOGIC, INC.

RECONCILIATION OF GAAP EPS AND NET INCOME TO NON-GAAP ADJUSTED EPS,

NET INCOME AND EBITDA

(Unaudited)

(In thousands, except earnings per share)

	Three Months Ended June 25, 2011
EARNINGS PER SHARE
GAAP earnings per share- Diluted	$0.14
Adjustments to net income (as detailed below)	0.18

Non-GAAP adjusted earnings per share- Diluted	$0.32	(1)

NET INCOME
GAAP net income	$36,196
Adjustments:
Amortization of intangible assets	59,671
Non-cash interest expense relating to convertible notes	18,229
Contingent consideration	3,790
Acquisition-related costs	652
Other-than-temporary impairment loss on equity investments	345
Income tax effect of reconciling items	(33,147	)(2)

Non-GAAP adjusted net income	$85,736

EBITDA
Non-GAAP adjusted net income	$85,736
Interest expense, net, not adjusted above	9,959
Provision for income taxes	41,375
Depreciation expense	17,482

Adjusted EBITDA	$154,552

EXPLANATORY NOTES:

(1)	Non-GAAP adjusted earnings per share was calculated based on 265,167 weighted average diluted shares outstanding.
(2)	To reflect an estimated annual effective tax rate of 32.6% on a non-GAAP basis.

Use of Non-GAAP Financial Measures:

Hologic has presented the following non-GAAP financial measures in this press release: adjusted net income; adjusted EPS; and adjusted EBITDA. Hologic defines adjusted EBITDA as its non-GAAP adjusted net income plus interest expense, net, income taxes, and depreciation and amortization expense included in its non-GAAP adjusted net income. Hologic defines its non-GAAP adjusted net income and adjusted EPS to exclude: (i) the amortization of intangible assets; (ii) acquisition-related charges and effects, such as charges for contingent consideration (comprised of (a) adjustments for changes in the fair value of the contingent consideration liabilities initially recorded as part of the purchase price of an acquisition as required by GAAP, and (b) contingent consideration that is tied to continuing employment of the former shareholders and employees which is recorded as compensation expense), transaction costs, and charges associated with the write-up of acquired inventory to fair value; (iii) non-cash interest expense related to amortization of the debt discount for convertible debt securities; (iv) divestiture and restructuring charges; (v) non-cash loss on exchange of convertible notes; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on equity investments; (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains that may not be indicative of Hologic’s core business results; and (ix) income taxes related to such adjustments.

Hologic believes the use of non-GAAP adjusted net income is useful to investors by eliminating certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from the application of GAAP to convertible debt instruments with cash settlement features, charges related to debt extinguishment losses, equity investment impairments, litigation settlements, and divestiture and restructuring initiatives. These measures also reflect how Hologic manages its businesses internally. In addition to the adjustments set forth in the calculation of Hologic’s non-GAAP adjusted net income and adjusted EPS, its non-GAAP adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. As with the items eliminated in its calculation of non-GAAP adjusted net income, these items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. When analyzing Hologic’s operating performance, investors should not consider these non-GAAP financial measures as a substitute for net income prepared in accordance with GAAP.

Contacts:

Hologic Investor Contact: Deborah R. Gordon Vice President, Investor Relations (781) 999-7716 Deborah.Gordon@hologic.com	Gen-Probe Investor & Media Contact: Al Kildani Senior Director, Investor Relations (858) 410-8653 Al.Kildani@gen-probe.com

Hologic Media Contact: Joele Frank / Andrew Siegel / Nicholas Lamplough Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449